                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 11, 1996

                        NEWPORT NEWS SHIPBUILDING INC.
            (Exact name of registrant as specified in its charter)

        Delaware                         1-12385               74-1541566
(State or other jurisdiction           (Commission            (IRS Employer
   of Incorporation)                   File Number)         Identification No.)

4101 Washington Avenue, Newport News, VA                       23607-2770
(Address of principal executive offices)                       (Zip Code)

                                (757) 380-2000
             (Registrant's telephone number, including area code)

        Newport News Shipbuilding Inc. (the "Company" or the "Registrant") hereby amends its Current Report on Form 8-K dated December 20, 1996 by adding the following additional items:

ITEM 2. Acquisition or Disposition of Assets.

        On December 11, 1996, pursuant to a Distribution Agreement, dated as of November 1, 1996, among Tenneco Inc. ("Tenneco", now known as El Paso Tennessee Pipeline Co.), the Company and New Tenneco Inc. ("New Tenneco", now known as Tenneco Inc.): (i) Tenneco and its subsidiaries undertook and completed various intercompany transfers and distributions designed to restructure, divide and separate their then existing businesses and assets so the assets, liabilities and operations of (A) the shipbuilding businesses would be owned by the Company and (B) the automotive parts, packaging and administrative services businesses would be owned by New Tenneco, and (ii) Tenneco subsequently distributed (the "Shipbuilding Distribution") pro rata to holders of Tenneco Common Stock, par value $5.00 per share, all of the outstanding Common Stock, par value $.01 per share, of the Company.

ITEM 7. Financial Statements and Exhibits.

        (b) Pro-forma financial information

        See pages 3 through 6 of this Report.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Balance Sheet of the Company as of September 30, 1996 and Unaudited Pro Forma Combined Statements of Earnings for the nine months ended September 30, 1996 and the year ended December 31, 1995 have been prepared to reflect the Shipbuilding Distribution and related transactions (the "Distribution Transaction"), including: (i) the issuance of $400 million aggregate principal amount of Senior Notes and Senior Subordinated Notes (collectively "Notes"); (ii) borrowings of $214 million under the Company's senior credit facility ("Senior Credit Facility"); (iii) the cash dividend of $600 million paid by the Company to Tenneco or one or more of its subsidiaries; (iv) the payment of $14 million of certain fees and expenses incurred in connection with the Senior Credit Facility and the Notes; and (v) the issuance of NNS Common Stock pursuant to the Shipbuilding Distribution.

The historical Combined Financial Statements reflect the financial position and results of operations of the shipbuilding business whose net assets were transferred to the Company prior to the Distribution Transaction. The accounting for such transfer of assets and liabilities represents a reorganization of companies under common control and, accordingly, all assets and liabilities are reflected at their historical cost in the Combined Financial Statements.

The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the various components of the Distribution Transaction occurred on September 30, 1996; the Unaudited Pro Forma Combined Statements of Earnings have been prepared as if the various components of the Distribution Transaction occurred as of January 1, 1995. The Unaudited Pro Forma Combined Financial Statements set forth on the following pages are not necessarily indicative of the results that would have actually occurred if the Distribution Transaction had been consummated as of September 30, 1996, or January 1, 1995, or results which may be attained in the future.

The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Combined Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF EARNINGS

                                              -------------------------------------
                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                            1996
                                                 COMPANY   PRO FORMA    PRO FORMA
                                              HISTORICAL ADJUSTMENTS     COMBINED
In millions (except share data)               ---------- -----------   ------------
Net sales....................................   $1,437     $            $     1,437
Operating costs and expenses.................    1,320           2 (a)        1,322
                                                ------     -------      -----------
Operating earnings...........................      117          (2)             115
Interest expense.............................       25         (25)(b)           40
                                                                40 (a)
                                                ------     -------      -----------
Earnings before income taxes.................       92         (17)              75
Provision for income taxes...................       40           9 (b)           35
                                                               (14)(a)
                                                ------     -------      -----------
Net earnings.................................   $   52     $   (12)     $        40
                                                ======     =======      ===========
Average number of common shares outstanding..                            34,083,609
                                                                        ===========
Earnings per share...........................                                 $1.17
                                                                        ===========
                                              -------------------------------------
                                                  YEAR ENDED DECEMBER 31, 1995
                                                COMPANY   PRO FORMA     PRO FORMA
                                              HISTORICAL ADJUSTMENTS     COMBINED
                                              ---------- -----------   ------------
Net sales....................................   $1,756     $            $     1,756
Operating costs and expenses.................    1,599           2 (a)        1,601
                                                ------     -------      -----------
Operating earnings...........................      157          (2)             155
Interest expense.............................       29         (29)(b)           53
                                                                53 (a)
Other (income), net..........................       (3)                          (3)
                                                ------     -------      -----------
Earnings before income taxes.................      131         (26)             105
Provision for income taxes...................       58          10 (b)           49
                                                               (19)(a)
                                                ------     -------      -----------
Net earnings.................................   $   73     $   (17)     $        56
                                                ======     =======      ===========
Average number of common shares outstanding..                            34,799,188
                                                                        ===========
Earnings per share...........................                                 $1.61
                                                                        ===========


      See the accompanying notes to Unaudited Pro Forma Combined Financial
                                  Statements.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                               ---------------------------------

                                                   AS OF SEPTEMBER 30, 1996
                                                  COMPANY   PRO FORMA  PRO FORMA
                                               HISTORICAL ADJUSTMENTS   COMBINED
In millions                                    ---------- -----------  ---------
ASSETS
Cash and cash equivalents.....................   $    1      $   4 (c)  $    5
                                                               614 (d)
                                                              (614)(e)
Contracts in process..........................      298                    298
Other current assets..........................      180                    180
                                                 ------      -----      ------
    Total current assets......................      479          4         483
                                                 ------      -----      ------
Property, plant and equipment, net............      834                    834
Other assets..................................      160         14 (e)     174
                                                 ------      -----      ------
    Total noncurrent assets...................      994         14       1,008
                                                 ------      -----      ------
                                                 $1,473      $  18      $1,491
                                                 ======      =====      ======
LIABILITIES AND EQUITY
Accounts payable..............................   $  133      $ (31)(f)  $  102
Short-term debt...............................      160       (160)(b)      28
                                                                28 (d)
Other accrued liabilities.....................      181                    181
                                                 ------      -----      ------
    Total current liabilities.................      474       (163)        311
                                                 ------      -----      ------
Long-term debt................................      267       (267)(b)     586
                                                               586 (d)
Deferred income taxes.........................      136                    136
Other long-term liabilities...................      262                    262
                                                 ------      -----      ------
    Total noncurrent liabilities..............      665        319         984
                                                 ------      -----      ------
Common stock..................................                   1 (g)       1
Paid-in capital...............................                 195 (g)     195
Retained earnings.............................                  -- (g)      --
Combined equity...............................      334        427 (b)      --
                                                                 4 (c)
                                                              (600)(e)
                                                                31 (f)
                                                              (196)(g)
                                                 ------      -----      ------
    Total equity..............................      334       (138)        196
                                                 ------      -----      ------
                                                 $1,473      $  18      $1,491
                                                 ======      =====      ======

      See the accompanying notes to Unaudited Pro Forma Combined Financial
                                  Statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) To reflect: (i) interest expense related to the borrowings assumed outstanding under the Senior Credit Facility and the Notes at the assumed annual interest rates discussed in (d) below, (ii) the cost of commitment fees on the unused borrowing capacity under the revolving credit facility ("Revolving Credit Facility") constituting part of the Senior Credit Facility, and (iii) the amortization of deferred debt financing costs incurred in connection with the Senior Credit Facility and the Notes, as well as the related tax effects of these items at an assumed statutory rate of 35%. A 1/8% change in the assumed annual interest rates of the Senior Credit Facility and the Notes would change pro forma annual interest expense by $0.8 million, before the effect of income taxes.

(b) To reflect the elimination of corporate debt and related interest expense allocated by Tenneco to the Company. A portion of Tenneco's corporate debt and the related interest expense has been allocated to the Company as a component of the Company's historical capitalization.

(c) To reflect a cash contribution from Tenneco to the Company pursuant to the cash realignment provisions in the distribution agreement covering the Shipbuilding Distribution.

(d) To reflect $614 million in total borrowings under the various credit facilities which borrowings will consist of (i) a $200 million six-year amortizing Term Loan with an estimated annual interest rate of 8%, (ii) $200 million Senior Notes due 2006 with an estimated annual interest rate of 8.625%, (iii) $200 million Senior Subordinated Notes due 2006 with an estimated annual interest rate of 9.25%, and (iv) $14 million in borrowings under the $215 million six-year Revolving Credit Facility, with an estimated annual interest rate of 8% and commitment fees due on the unused portion of the facility, for payment of certain fees and expenses described in (f) below. Approximately $28 million of the assumed Term Loan borrowings will mature within one year from the consummation of the Distribution Transaction, and such amount is reflected as short-term debt in the accompanying Pro Forma Combined Balance Sheet.

(e) To reflect: (i) a cash dividend of $600 million paid by the Company to Tenneco or one or more of its subsidiaries, principally using borrowings under the Senior Credit Facility and the Notes and (ii) a payment of $14 million for certain fees and expenses in connection with the Senior Credit Facility and Notes.

(f) To reflect the settlement or capitalization of intercompany accounts payable with Tenneco affiliates pursuant to certain corporate restructuring transactions.

(g) To reflect the distribution of NNS Common Stock to holders of Tenneco Common Stock at an exchange ratio of one share of NNS Common Stock for five shares of Tenneco Common Stock.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             NEWPORT NEWS SHIPBUILDING INC.



December 23, 1996                            /s/ STEPHEN B. CLARKSON
                                             --------------------------
                                             By: Stephen B. Clarkson
                                             Vice President, General Counsel
                                             and Secretary